Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Susan Kahn (investor)

(612) 761-6735

Cathy Wright (financial media)
(847) 615-1538

TARGET CORPORATION FEBRUARY SALES FROM CONTINUING OPERATIONS

UP 16.1 PERCENT

                MINNEAPOLIS, March 3, 2005 — Target Corporation today reported that its net retail sales from continuing operations (principally Target Stores) for the four weeks ended February 26, 2005 increased 16.1 percent to $3.376 billion from $2.907 billion for the four-week period ended February 28, 2004. On this same basis, comparable-store sales increased 9.0 percent from fiscal February 2004.

“Our sales were well-above plan in February, reflecting a continuation of the strong momentum we enjoyed in January,” said Bob Ulrich, chairman and chief executive officer of Target Corporation. “This ongoing strength in sales further underscores our optimism about the company’s first quarter profitability.”

Continuing Operations	Sales (millions)	Total Sales % Change	Comparable Stores % Change
			This Year	Last Year
February	$ 3,376	16.1	9.0	8.0

                Forward-looking statements in this release should be read in conjunction with the cautionary statements in Exhibit (99)C to the company’s 2003 Form 10-K.

                Target Corporation operates Target Stores, a chain of large, general merchandise discount stores consisting of 1,304 locations in 47 states, as well as an on-line business called Target.com.

                Comments regarding the company’s sales results are available in a pre-recorded telephone message that may be accessed by calling 612-761-6500. Target Corporation news releases are available at www.target.com or www.prnewswire.com.

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